Sphere 3D Corp. Announces Proposed Public Offering of Common Shares and Warrants

SAN JOSE, Calif., April 12, 2018 (GLOBE NEWSWIRE) -- Sphere 3D Corp. (NASDAQ: ANY) (“Sphere 3D” or the “Company”), a company delivering containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization, announced today that it intends to offer and sell its common shares and warrants in an underwritten public offering. The Company intends to use the net proceeds for general corporate purposes.

Maxim Group LLC is acting as sole book-running manager for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The securities described above are being offered by Sphere 3D Corp. pursuant to a registration statement (File No. 333-206357) previously filed and declared effective by the Securities and Exchange Commission (SEC). The securities are being offered by means of a prospectus supplement and accompanying prospectus, forming part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Electronic copies of the preliminary prospectus supplement and accompanying prospectus, once filed, will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries Overland Storage and Tandberg Data, has a strong portfolio of brands, including Overland-Tandberg, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D, @HVEconneXions and @ovltb

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, the entry into the Purchase Agreement dated February 20, 2018 with Silicon Valley Technology Partners LLC (“Purchaser”), an entity established and controlled by Eric Kelly, chairman and chief executive officer of the Company, pursuant to which Purchaser proposes to acquire Overland and the Data Protection and Archive business from Sphere 3D; Purchaser’s inability to obtain sufficient financing to fund such acquisition and our inability to meet the closing conditions and to close such acquisition on a timely basis; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; the Company’s ability to maintain listing with the NASDAQ Capital Market; our ability to successfully integrate the UCX and HVE ConneXions business with Sphere 3D’s other businesses; unforeseen changes in the course of our business or the business of our wholly-owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission(www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
The Blueshirt Group
Lauren Sloane
Tel: +1 415-217-2632
Lauren@blueshirtgroup.com